Exhibit 5.6

[Letterhead of Husch Blackwell LLP]

June     , 2011

USF Dugan Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have been retained as special Kansas counsel for USF Dugan Inc., a Kansas corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) (Registration No. 333-174277) originally filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2011, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including the Guarantor. The Registration Statement relates, among other things, to the registration of $140,000,000 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and $61,918,911 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $100,000,000 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”) and $44,227,794 in aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes,” and the Additional Notes together with the Initial Notes, the “Notes”), and the guarantees of the Series A Notes, which guarantees are contained in Article XII of the Series A Indenture (defined below) and guarantees of the Series B Notes, which guarantees are contained in Article XII of the Series B Indenture (defined below) by certain of the Company’s subsidiaries, including the Guarantor (collectively, the “Guarantees”).

The issuance of the Initial Notes and the Guarantees in respect of the Initial Notes is subject to certain conditions set forth under the caption “The Exchange Offer—Conditions to the Exchange Offer” (the “Closing Conditions”) in the prospectus forming a part of the Registration Statement (the “Prospectus”). In the event the Closing Conditions are satisfied or waived in accordance with the terms of the Prospectus, the Series A Notes and the Guarantees in respect of the Series A Notes will be issued pursuant to an indenture (the “Series A Indenture”) dated as of the closing date of the exchange offer as described in the Prospectus (the “Closing Date”) by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), and the Series B Notes and the Guarantees in respect of the Series B Notes will be issued pursuant to an indenture dated as of the Closing Date by and among the Company, the guarantors named therein and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”).

June     , 2011

In connection with the filing of the Registration Statement, we have reviewed copies of the Series A Indenture and the Series B Indenture. We have also examined the Articles of Incorporation of the Guarantor certified by the Secretary of State of the State of Kansas as of May 9, 2011 (the “Articles of Incorporation”), the Amended and Restated Bylaws of the Guarantor adopted as of June 9, 2005 and certified by the President and Secretary of the Company to be currently in effect (the “Bylaws”), and a Certificate of Good Standing for the Guarantor dated May 9, 2011 issued and certified by the Secretary of State of the State of Kansas (collectively, the “Public Documents”).

In rendering the opinions set forth below, we have made, with your permission, and without independent investigation on our part, the following assumptions:

a We have assumed that all certifications of public officials and officers and directors of the Guarantor concerning factual matters are accurate and complete.

b. We have assumed (i) the genuineness of all signatures, (ii) that all documents submitted to us as certified, conformed, photostatic or telefacsimilied copies conform to the original documents, and (iii) that all such original documents and all documents submitted to us as originals are authentic. We have also assumed the legal capacity of all natural persons.

c. We have, to the extent we have deemed appropriate and with your permission, assumed that the statements, recitals, representations and warranties as to matters of fact set forth in the Indentures were accurate and complete at the time made.

d. We have assumed that the Registration Statement will be effective at the time the Notes and the Guarantees with respect to the Notes are offered as contemplated by the Registration Statement.

e. We have assumed that any applicable prospectus supplement will have been prepared and filed with the Commission describing the Notes and the Guarantees of the Notes offered thereby to the extent necessary.

f. We have assumed that all Notes and the Guarantees of the Notes will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

g. We have assumed that all Notes and the Guarantees of the Notes will be issued in accordance with, and in the form and containing the terms set forth in, the Indentures.

h. We have assumed that the Company and the Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Notes and the Guarantees of the Notes to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

June     , 2011

i. We have assumed that all Closing Conditions will be satisfied and that all factual representations will remain true as of the date the Indentures are executed.

j. We have assumed that the executed Indentures will conform in all respects material to our opinion to the copies of the Indentures we reviewed.

With respect to our opinion that the Indentures will be duly executed and delivered by the Guarantor, we note that we will not be present at the execution and delivery of the original documents and that we have based our opinion on certificates, statements or other representations of officers of the Guarantor.

As to facts material to this opinion, we have, with your permission, relied upon certificates and oral and written statements of officers of the Guarantor. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact. We are not generally familiar with the business or operations of the Guarantor and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Guarantor or the rendering of the opinions set forth below.

In our review, we have only examined those laws, rules and regulations of the State of Kansas customarily recognized as being generally applicable to corporations and transactions of the type contemplated by the Indentures (such laws, rules and regulations are referred to in this opinion as “Applicable Laws”).

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

1.	The Guarantor is a corporation incorporated, validly existing and in good standing under the laws of the State of Kansas. This opinion is based solely on our review of the Public Documents

2.	The Guarantor will have the corporate power to enter into and perform its obligations under the Indentures and the Guarantees.

3.

The Indentures and the Guarantees will be duly authorized, executed and delivered by Guarantor, and the Guarantor’s performance of its obligations thereunder will be duly authorized by all necessary corporate action.

4.

The execution and delivery of the Indentures and the Guarantees by Guarantor and the performance by Guarantor of its obligations thereunder will not conflict with or constitute or result in a breach or default under or result in the creation of a lien or encumbrance under or violation of any of (i) the Articles of Incorporation or Bylaws or (ii) any Applicable Law.

June     , 2011

5.

No consent, waiver, approval, authorization or order of any court of governmental authority of the State of Kansas is required pursuant to any Applicable Law in connection with Guarantor’s execution of the Indentures and the Guarantees.

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations set forth in this letter, including the following:

A. We express no opinion as to the effect of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level). We express no opinion do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, fraudulent conveyance laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations, or environmental laws, regulations and codes.

B. We are expressing no opinion with respect to any document other than the Indentures and are expressing no opinion as to the validity or enforceability of any document. We are expressing no opinion with respect to the Company or any other guarantor under the Indentures, except for the Guarantor.

C. We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

D. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. This opinion is based solely on the state of the law as of the date of this opinion and factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein. We are qualified to practice law in the State of Kansas, and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by he laws of any jurisdiction other the laws of the State of Kansas.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be disclosed, quoted, circulated, relied upon, filed with any government agency or referred to without our prior written consent, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof solely for the purpose of delivering the opinion required to be filed as Exhibit 5 to the Registration Statement pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933.

June     , 2011

We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement solely with respect to the laws of the State of Kansas as they apply to the Guarantor. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

Very truly yours,